SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Mt. Vernon Street Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Company-wide - Shareholders! Have you received a proxy request recently?

Please take a minute to vote and save Fidelity and your funds money!

(Link to summary)

Fidelity® Aggressive Growth Fund

Fidelity Growth Company Fund

***

Fidelity Retirement Money Market Portfolio

Fidelity Retirement Government Money Market Portfolio

Your proxy vote for these and other funds is important!

Please take a minute to vote now. Votes are urgently needed for the funds to be able to hold shareholder meetings scheduled to be held soon. Your prompt response to proxy requests will help Fidelity control proxy expenses.

To vote:

VOTE right now without control numbers: Call 1-800-848-3155, toll-free weekdays from 8 a.m. - 11 p.m. EST and Saturdays from 11 a.m. - 6 p.m. EST and your vote will be recorded by a representative of D.F. King, Inc., an independent proxy solicitation firm. (For funds above only).

For these and all other proxies:

Touch-tone phone: Call the toll-free number on your proxy ballot card(s). Follow the recorded instructions. Internet: Visit the web site indicated on your proxy card(s). Follow the online instructions. Mail: send in your signed proxy card(s).

Please vote each card you receive. If you have any further questions, please call 1-800-544-3198.